UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 17, 2015

Seratosa Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

138 Queens Road Central
V. Heun Building, 11/F, Central
Hong Kong HKSAR
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	+852 9316 6780

                  N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Appointment of Principal Officers

(a) Appointment of Principal Officers

Effective July 17, 2015 the following individuals were appointed as our executive officers (“New Officers”):

Name	Age	Position
Lionel Choong	51	Chief Financial Officer

There are no existing family relationships amongst our officers.

(b) Appointment of Directors

Effective July 17, 2015, the following individuals were appointed as a new members of our board of directors (“New Directors”):

Name	Age	Position
Lionel Choong	51	Director

Mr. Lionel Choong, is a CFO with entrepreneurial sense that adds commercial value. He has deep experience in corporate finance with an emphasis on restructuring & public company work. He's advised over 50 public companies including a reverse-take over for China Resources, a US$10 billion retailer in China, with their window company in Hong Kong.

Mr. Choong served as a Member of the Hong Kong Society of Accountants (“HKSA”) Auditing Standards Committee from 1993 to 1999 and is currently a Fellow of the Institute of Chartered Accountants in England and Wales ("ICAEW"), an associate and practicing member of the HKSA, a member of the Hong Kong Securities Institute Limited and was an investment representative under the Hong Kong Securities Ordinance from March 2001 to February 2003.

Mr. Choong is an accountancy graduate of the London Guildhall University (formerly the City of London Business School) with a post-graduate MBA degree awarded by the J.L. Kellogg School of Management at Northwestern University and The Hong Kong University of Science and Technology and was awarded a diploma on Corporate Finance by the UK ICAEW.

Mr. Choong currently serves as Board director with internal designation as vice chairman of the board for Emerson Radio Corp (NYSE: MSN)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERATOSA INC.

Dated: July 21, 2015	By: /s/ Brent Y. Suen
Name: Brent Y. Suen
Title: President & CEO

3